EXHIBIT 24.2




               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chemical Banking Corporation, of our report dated January 18, 1994 appearing on page 52 of Section B of the Annual Report on Form 10-K of Chemical Banking Corporation for the year ended
December 31, 1993.  We also consent to the reference to us as Experts in
Item 5 of Part II in such Registration Statement.


/s/ PRICE WATERHOUSE


PRICE WATERHOUSE
New York, New York
August 5, 1994